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Exhibit 10.6

FORM OF
AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT

        THIS AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT (this "Agreement") is made as of            , 2004, among TNS Holdings, L.L.C., a Delaware limited liability company ("Holdings LLC"), TNS, Inc., a Delaware corporation, formerly known as TNS Holdings, Inc. (the "Company"), Transaction Network Services, Inc., a Delaware corporation ("Employer"), and John J. McDonnell, Jr. ("Executive").

        This Agreement amends and restates that certain Senior Management Agreement (the "Prior Agreement"), dated as of April 3, 2001, by and among Holdings LLC, Employer and Executive. The Company, Holdings LLC, Employer and Executive desire to amend and restate the Prior Agreement in order to facilitate a dissolution of Holdings LLC and an initial public offering of the Company's common stock.

        Holdings LLC and Executive entered into the Prior Agreement pursuant to which Executive purchased, and Holdings LLC sold, 400 of Holdings LLC's Common Units (the "Common Units"). The Common Units acquired by the Executive pursuant to Section 1(a) of the Prior Agreement are referred to herein as "Carried Units." Certain definitions are set forth in Section 9 of this Agreement.

        The execution and delivery of the Prior Agreement by Holdings LLC and Executive was a condition to the purchase of Holdings LLC's Class B Units and Common Units by GTCR Fund VII, L.P., a Delaware limited partnership ("GTCR"), GTCR Co-Invest, L.P., a Delaware limited partnership ("GTCR Co-Invest") and any other investment fund managed by GTCR Golder Rauner, L.L.C. that at any time acquires securities of Holdings LLC or the Company and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, an "Investor" and collectively, the "Investors"), and by Dunluce Investors III, LLC, a Delaware limited liability company ("Dunluce"), pursuant to unit purchase agreements between Holdings LLC and the Investors and between Holdings LLC and Dunluce, each dated as of April 3, 2001. Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investors and Dunluce.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, (i) the parties to the Prior Agreement hereby amend and restate the Prior Agreement, effective as of immediately prior to the consummation of the initial public offering of the Company's common stock (such shares, the "Common Shares" and such date, the "Effective Date"), and (ii) the parties to this Agreement hereby agree as follows:

PROVISIONS RELATING TO CARRIED SHARES

        1.    Acquisition of Carried Shares.

        (a)   On the Effective Date, Executive will acquire            Common Shares from the Company as a distribution with respect to the 400 Carried Units acquired by Executive pursuant to the Prior Agreement. The Common Shares acquired by Executive pursuant to this Section 1(a) are sometimes referred to herein as "Carried Shares." On the Effective Date, the Company will deliver to Executive (i) certificates representing any such Common Shares that are vested as of the Effective Date pursuant to Section 2 hereof, and (ii) copies of the certificates representing any such Common Shares that are not then vested pursuant to Section 2 hereof. In exchange, Executive hereby authorizes Holdings LLC and the Company to cancel on the Effective Date the certificate or certificates representing the Carried Units.

        (b)   Until the occurrence of a Sale of the Company, any certificates evidencing Carried Shares that are not vested as of the Effective Date shall be held by the Company for the benefit of Executive and the other holder(s) of Carried Shares. Upon the occurrence of a Sale of the Company, the Company will return any such certificates for the Carried Shares to the record holders thereof. At the written request of the Executive, the Company shall provide, not more than once per calendar quarter, certificates evidencing Carried Shares that have then vested to the record holder thereof.

        (c)   Intentionally Omitted.

        (d)   As an inducement to the Company to issue the Carried Shares to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Carried Shares to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company, Employer or their respective Subsidiaries or affect the right of the Company or Employer to terminate Executive's employment at any time for any reason.

        2.    Vesting of Carried Shares.

        (a)   Carried Shares issued to Executive in respect of Carried Units that have vested pursuant to the Prior Agreement will be vested when issued and the remaining Carried Shares shall be subject to vesting in the manner specified in this Section 2. Except as otherwise provided in Section 2(b) below, the Carried Shares will become vested monthly in            (1) equal monthly installments on the last day of each month starting                        , 2004, if as of the last day of each month the Executive is still employed by the Company, Employer or any of their Subsidiaries.

(1)
Insert number of months remaining until March 31, 2006

        (b)   Upon the occurrence of a Sale of the Company, all Carried Shares which have not yet become vested shall become vested at the time of such event, if as of the date of such event Executive is still employed by the Company, Employer or any of their Subsidiaries. In addition, upon the termination of the employment of the Executive by the Company, Employer or their respective Subsidiaries without Cause or by the Executive with Good Reason, the Carried Shares that would have become vested in the 12 months following such termination shall become vested at the time of such termination. Carried Shares which have become vested are referred to herein as "Vested Shares." All Carried Shares which have not vested are referred to herein as "Unvested Shares."

        3.    Repurchase Option.

        (a)   In the event Executive ceases to be employed by the Company, Employer or their respective Subsidiaries for any reason (the "Separation"), the Unvested Shares (whether held by Executive or one or more of Executive's transferees, other than the Company and Investors) will be subject to repurchase, in each case by the Company pursuant to the terms and conditions set forth in this Section 3 (the "Repurchase Option"). The Company may assign its repurchase rights set forth in this Section 3 to any Person.

        (b)   In the event of a Separation the purchase price for each Unvested Share will be the lesser of (A) Executive's Original Cost for the Carried Unit(s) in respect of which such Share was issued to Executive and (B) the Fair Market Value of such Share as of the date of Separation.

        (c)   The Board may elect to purchase all or any portion of the Unvested Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Unvested Shares within 90 days after the Separation. The Repurchase Notice will set forth the number of Unvested Shares to be acquired from each holder, the aggregate consideration to be paid for such Unvested Shares and the time and place for the closing of the transaction. The number of Unvested Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Unvested Shares held by Executive at the time of delivery of the Repurchase Notice. If the number of Unvested Shares then held by Executive is less than the total number of Unvested Shares which the Company has elected to purchase, the Company shall purchase the remaining Unvested Shares elected to be purchased from the other holder(s) of Unvested Shares under this Agreement, pro rata according to the number of Unvested Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). The number of Unvested Shares to be repurchased hereunder will be allocated among Executive and the other holders of Unvested Shares (if any) pro rata according to the number of Unvested Shares to be purchased from such person.

        (d)   The closing of the purchase of the Unvested Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of such notice. The Company will pay for the Unvested Shares to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Company. The Company will pay the remainder of the purchase price for Unvested Shares by a check or wire transfer of funds. The Company will be entitled to receive customary representations and warranties from the sellers regarding ability to enter into the transaction, absence of any conflict, title to and the absence of liens on the Unvested Shares subject to such sale, and to require that all sellers' signatures be guaranteed.

        (e)   Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Unvested Shares by the Company pursuant to the Repurchase Option shall be subject to applicable restrictions contained in the Delaware General Corporation Law, as amended from time to time, and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit (i) the repurchase of Unvested Shares hereunder which the Company is otherwise entitled or required to make or (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases, then the Company may make such repurchases (x) as soon as it is permitted to make repurchases or receive funds from Subsidiaries under such restrictions or (y) by means of a subordinated note payable in up to three equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the prime rate announced from time to time by Bankers Trust Company, a New York banking corporation, as the Board may elect in its discretion.

        (f)    Notwithstanding anything to the contrary contained in this Agreement, if the Fair Market Value of the Unvested Shares is finally determined to be an amount at least 20% greater than the per Share repurchase price for such Unvested Shares in the Repurchase Notice, the Company shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Unvested Shares elected to be repurchased by it by delivering notice of such revocation in writing to the holders of Unvested Shares during the thirty-day period beginning on the date that the Company is given written notice that the Fair Market Value per Unvested Share was finally determined to be an amount at least 20% greater than the per Share repurchase price for Unvested Shares set forth in the Repurchase Notice.

        4.    Restrictions on Transfer of Carried Shares.

        (a)   Transfer of Unvested Shares. The holders of Unvested Shares shall not Transfer any interest in the Unvested Shares, except (i) pursuant to applicable laws of descent and distribution, to such Person's legal guardian in the case of any mental incapacity, or among such Person's Family Group or (ii) pursuant to the provisions of Section 3 hereof. The restrictions set forth in this Section 4(a) will continue with respect to each Unvested Share until the consummation of a sale of the Company approved by the Board and the holders of a majority of the Common Shares then outstanding (an "Approved Sale").

        (b)   Transfer of Vested Shares. The holders of Vested Shares shall not Transfer any interest in any Vested Shares, except pursuant to (i) an Approved Sale, (ii) applicable laws of descent and distribution or to such Person's legal guardian in the case of any mental incapacity or among such Person's Family Group, or (iii) a Public Sale. The restrictions set forth in this Section 4(b) will continue with respect to each Vested Share until the earlier of (i) the date on which such Vested Shares have been transferred in a Public Sale permitted by this Section 4(b), or (ii) the consummation of an Approved Sale.

        (c)   Permitted Transferees; Transfer Notice. Any transferee of Carried Shares pursuant to a Transfer in accordance with the provisions of Section 4(a)(i) or 4(b)(ii) is herein referred to as a "Permitted Transferee." The restrictions contained in this Section 4 will continue to be applicable to the Carried Shares after any Transfer of the type referred to in Section 4(a)(i) or (b)(ii) above and the Permitted

Transferees must agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Carried Shares pursuant to Section 4(a) or 4(b), the transferring holder of Carried Shares will deliver a written notice (a "Transfer Notice") to the Company. In the case of a Transfer pursuant to Section 4(a)(i) or 4(b)(ii), the Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

        5.    Additional Restrictions on Transfer of Carried Shares.

        (a)   Legend. The certificates representing the Carried Shares will bear a legend in substantially the following form:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF                        , 2004, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AS OF                        , 2004. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

        (b)   Opinion of Counsel. No holder of Carried Shares may Transfer any Carried Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company a written notice describing in reasonable detail the proposed Transfer, together with an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer. In addition, if the holder of the Carried Shares delivers to the Company an opinion of counsel that no subsequent Transfer of such Carried Shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Carried Shares which do not bear the Securities Act portion of the legend set forth in Section 5(a). If the Company is not required to deliver new certificates for such Carried Shares not bearing such legend, the holder thereof shall not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 5.

PROVISIONS RELATING TO EMPLOYMENT

        6.    Employment.    Employer agrees to employ Executive and Executive accepts such employment for the period beginning as of April 3, 2001 and ending upon his separation pursuant to Section 6(c) hereof (the "Employment Period").

        (a)   Position and Duties.

            (i)  During the Employment Period, Executive shall serve as the Chairman and Chief Executive Officer of Employer and shall have the normal duties, responsibilities and authority of the Chairman and Chief Executive Officer, subject to the power of the Board reasonably to expand or limit such duties, responsibilities and authority and to override actions of the Chairman and Chief Executive Officer.

           (ii)  Executive shall report to the Board, and Executive shall devote his best efforts and substantially his full business time and attention to the business and affairs of the Company, Employer and their Subsidiaries.

        (b)   Salary, Bonus and Benefits. During the Employment Period, Employer will pay Executive a base salary (the "Annual Base Salary") of $425,000 per annum, subject to any increase as determined by the Board based upon the Company's achievements of budgetary and other objectives set by the Board. Following the consummation of the Base Acquisition, for any fiscal year, Executive shall be eligible for an annual bonus of up to 100% of Executive's then-applicable Annual Base Salary based upon the achievement by the Company, Employer and their Subsidiaries of budgetary and other objectives set by the Board; provided that in any partial year in which Executive is eligible for a bonus, such bonus shall be paid on a pro rata basis based upon that portion of the year that the Executive worked for the Employer. In addition, during the Employment Period, Executive will be entitled to the benefits set forth on the Executive Benefits Supplement attached to this Agreement and such other benefits approved by the Board and made available to the senior management of the Company, Employer or their Subsidiaries.

        (c)   Separation. The Employment Period will continue until Executive's resignation, disability (as determined by the Board in its good faith judgment) or death or until the Board decides to terminate Executive's employment with or without Cause. If, following the Base Acquisition, Executive's employment is terminated by Employer without Cause or by Executive for Good Reason, during the Noncompete Period (as defined in Section 8(a) below) and any extension thereof pursuant to Section 8(a), Employer will continue to pay to Executive an amount equal to his Annual Base Salary in effect as of the end of the Employment Period, payable in equal installments on the Employer's regular salary payment dates. The amounts payable pursuant to this Section 6(c) shall not be reduced by the amount of any compensation Executive receives with respect to any other employment during the period in which he is receiving severance.

        7.    Confidential Information.

        (a)   Obligation to Maintain Confidentiality. Executive acknowledges that the information, observations and data obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company, Employer and their respective Subsidiaries are the property of the Company, Employer or such Subsidiaries, including information concerning acquisition opportunities in or reasonably related to the Company's and Employer's business or industry of which Executive becomes aware during the Employment Period. Therefore, Executive agrees that he will not disclose to any unauthorized person or use for his own account any of such information, observations or data without the prior approval of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive agrees to deliver to the Company at a Separation, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company, Employer and their respective Subsidiaries (including all acquisition prospects, lists and contact information) which he may then possess or have under his control.

        (b)   Ownership of Property. Executive acknowledges that all inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) that relate to the Company's, Employer's or any of their respective Subsidiaries' actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made or reduced to practice by Executive (either solely or jointly with others) while employed by the Company, Employer or any of their respective Subsidiaries (including any of the foregoing that constitutes any proprietary information or records) ("Work Product") belong to the Company, Employer or such Subsidiary and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company, Employer or to such Subsidiary. Any copyrightable work prepared in whole or in part by Executive in the course of his work for any of the foregoing entities shall be deemed a "work made for hire" under the copyright laws, and the Company, Employer or such Subsidiary shall own all rights therein. To the extent that any such copyrightable work is not a "work made for hire," Executive hereby assigns and agrees to assign to the Company, Employer or such Subsidiary all right, title and interest, including copyright in and to such copyrightable work. Executive shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company's, Employer's or such Subsidiary's ownership (including assignments, consents, powers of attorney and other instruments).

        (c)   Third Party Information. Executive understands that the Company, Employer and their respective Subsidiaries will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's, Employer's and their respective Subsidiaries part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of Section 7(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company, Employer or their respective Subsidiaries who need to know such information in connection with their work for the Company, Employer or their respective Subsidiaries) or use, except in connection with his work for the Company, Employer or their respective Subsidiaries, Third Party Information without the prior approval of the Board.

        (d)   Use of Information of Prior Employers. During the Employment Period, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom Executive has an obligation of confidentiality, and will not bring onto the premises of the Company, Employer or any of their respective Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or person. Executive will use in the performance of his duties only information which is (i)(x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company, Employer or any of their respective Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other person to whom Executive has an obligation of confidentiality, approved for such use in writing by such former employer or person.

        8.    Noncompetition and Nonsolicitation.    Executive acknowledges that in the course of his employment with Employer he will become familiar with the Company's, Employer's and their respective Subsidiaries' trade secrets and with other confidential information concerning the Company, Employer and such Subsidiaries and that his services will be of special, unique and extraordinary value to the Company, Employer and such Subsidiaries. Therefore, Executive agrees that:

          (a)   Noncompetition. During the Employment Period and (i) in the case of termination without Cause or for Good Reason, for a period of one year thereafter subject to extension as provided below, and (ii) in the case of termination for any other reason, for a period of two years thereafter (the "Noncompete Period"), he shall not, in the United States or in any other country where the Company, Employer or any of their respective Subsidiaries conduct or actively propose to conduct business during the Employment Period, directly or indirectly own, manage, control, participate in, consult with, be employed by or in any manner engage in any business competing with the businesses of the Company, Employer or their respective Subsidiaries or any business with which the Company, Employer or any of their respective Subsidiaries has entered into substantive negotiations or has requested and received confidential information relating to the acquisition of such business by the Company, Employer or their respective Subsidiaries prior to the Separation; provided, however, that the Executive may own up to 2.5% of any class of an issuer's publicly traded securities. Upon written notice to Executive not less than ninety (90) days prior to the end of the initial Noncompete Period, the Company, Employer or their respective Subsidiaries may extend the Noncompete Period for an additional one-year period.

          (b)   Nonsolicitation. During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, Employer or their respective Subsidiaries to leave the employ of the Company, Employer or such Subsidiary, or in any way interfere with the relationship between the Company, Employer and any of their respective Subsidiaries and any employee thereof, (ii) hire any person (other than a member of the Executive Team) who was an employee of the Company, Employer or any of their respective Subsidiaries within 1 year prior to the time such employee was hired by Executive, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company, Employer or any of their respective Subsidiaries to cease doing business with the Company, Employer or such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company and any Subsidiary or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company, Employer or any of their respective Subsidiaries and with which the Company, Employer and any of their respective Subsidiaries has entered into substantive negotiations or has requested and received confidential information relating to the acquisition of such business by the Company, Employer or any of their respective Subsidiaries in the two-year period immediately preceding a Separation.

          (c)   Enforcement. If, at the time of enforcement of Section 7 or this Section 8, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company, Employer, their respective Subsidiaries or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

          (d)   Additional Acknowledgments. Executive acknowledges that the provisions of this Section 8 are in consideration of (i) employment with the Employer, (ii) the issuance of the Carried Shares by the Company and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Section 7 and this Section 8 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive acknowledges (i) that the business of the Company, Employer and their respective Subsidiaries will be international in scope and without geographical limitation, (ii) notwithstanding the state of incorporation or principal office of the Company, Employer or any of their respective Subsidiaries, or any of their respective executives or employees (including the Executive), it is expected that the Company and Employer will have business activities and have valuable business relationships within its industry throughout the world, and (iii) as part of his responsibilities, Executive will be traveling around the world in furtherance of Employer's business and its relationships. Executive agrees and acknowledges that the potential harm to the Company and Employer of the non-enforcement of Section 7 and this Section 8 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and Employer now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

GENERAL PROVISIONS

        9.    Definitions.

        "Affiliate" means, (i) with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person, and (ii) with respect to any Investor, any general or limited partner of such Investor or any other person, entity or investment fund controlling, controlled by or under common control with such Investor.

        "Board" means the board of directors of the Company.

        "Carried Shares" will continue to be Carried Shares in the hands of any holder other than Executive (except for (a) the Company and the Investors and (b) transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Carried Shares will succeed to all rights and obligations attributable to Executive as a holder of Carried Shares hereunder. Carried Shares will also include equity of the Company (or a corporate successor to the Company) issued with respect to Carried Shares (i) by way of a stock split, stock dividend, conversion, or other recapitalization or (ii) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor prior to a Public Offering of the Company. Notwithstanding the foregoing, all Unvested Shares shall remain Unvested Shares after any Transfer thereof.

        "Cause" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company, Employer or any of their respective Subsidiaries or any of their customers or suppliers, (ii) substantial failure to perform duties of the office held by Executive as reasonably directed by the Board (other than any such failure resulting from Executive's incapacity due to physical or mental illness), after notice to the Executive and a reasonable opportunity to cure, (iii) gross negligence or willful misconduct with respect to the Company, Employer or any of their respective Subsidiaries or (iv) any material breach of Sections 6(a)(ii), 7 or 8 of this Agreement.

        "Executive Team" means John J. McDonnell, Jr., John J. McDonnell III, Henry H. Graham, Brian J. Bates, Matthew M. Mudd and Edward C. O'Brien.

        "Fair Market Value" of each Carried Share means the average of the closing prices of the sales of the Company's Common Shares on all securities exchanges on which the Common Shares may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Shares are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Common Shares are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Shares are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value shall be the fair value of the Common Shares determined in good faith by the Board. If Executive reasonably disagrees with such determination, Executive shall deliver to the Board a written notice of objection within ten days after delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within ten days after delivery of the Supplemental Repurchase Notice). Upon receipt of Executive's written notice of objection, the Board and Executive will negotiate in good faith to agree on such Fair Market Value. If such agreement is not reached within 30 days after the delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within 30 days after the delivery of the Supplemental Repurchase Notice), Fair Market Value shall be determined by an appraiser retained by the Company but jointly selected by the Board and Executive, which appraiser shall submit to the Board and Executive a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an appraiser within 45 days after delivery of the Repurchase Notice or the Supplemental Repurchase Notice, within seven days, each party shall submit the names of four nationally recognized investment banking firms, and each party shall be entitled to strike two names from the other party's list of firms, and the appraiser shall be selected by lot from the remaining four investment banking firms. The determination of such appraiser as to Fair Market Value shall be final and binding upon all parties. If the appraiser's determination of Fair Market Value is not more than 20% greater than the amount determined by the Board, the fees and expenses of the appraiser shall be offset against the proceeds to be received by the Executive upon the sale of the Carried Shares. If the proceeds are not sufficient to pay all of the fees and expenses of the appraiser, then the Executive shall pay or reimburse the Company for the shortfall.

        "Family Group" means a Person's spouse and descendants (whether natural or adopted), any trust solely for the benefit of such Person and/or such Person's spouse and/or descendants and any retirement plan for such Person.

        "Good Reason" means (i) Employer relocates its general and administrative offices or Executive's place of employment to an area other than the Washington, D.C. Standard Metropolitan Statistical Area; (ii) Executive is assigned any duties substantially inconsistent with his responsibilities as described by Section 6(a) hereof or a substantial adverse alteration is made to the nature or status of such responsibilities; (iii) Employer reduces the Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time; or (iv) any material reduction of benefits provided to Executive pursuant to Section 6(b), other than in connection with a reduction in benefits generally applicable to senior executives of the Employer.

        "Original Cost" means, with respect to each Carried Unit acquired under the Prior Agreement, $100 (as proportionately adjusted for all subsequent splits, unit dividends and other recapitalizations).

        "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Public Offering" means the sale in an underwritten public offering registered under the Securities Act of equity securities of the Company or a corporate successor to the Company.

        "Public Sale" means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k) prior to a Public Offering).

        "Sale of the Company" means any transaction or series of transactions pursuant to which any Person or group of related Persons other than the Investors or their Affiliates in the aggregate acquire(s) (i) equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's equity, securityholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

        "Transfer" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

        10.    Notices.    Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

  If to Employer:

    Transaction Network Services, Inc.
    11480 Commerce Park Dr.
    Suite 600
    Reston, VA 20191
    Attention: General Counsel

    with copies to:

    GTCR Fund VII, L.P., GTCR Fund VII/A, L.P., GTCR Capital Partners, L.P. and GTCR Co-Invest, L.P.
    c/o GTCR Golder Rauner, L.L.C.
    6100 Sears Tower
    Chicago, Illinois 60606-6402
    Attention: Collin E. Roche

    Kirkland & Ellis LLP
    200 East Randolph Drive
    Chicago, Illinois 60601
    Attention: Stephen L. Ritchie, P.C.

    Arent Fox Kintner Plotkin & Kahn, PLLC
    1050 Connecticut Ave., NW
    Washington, DC 20036
    Attention: Jeffrey E. Jordan, Esq.

  If to the Company:

    TNS, Inc.
    c/o Transaction Network Services, Inc.
    11480 Commerce Park Drive
    Suite 600
    Reston, VA 20191
    Attention: General Counsel

    with copies to:

    GTCR Fund VII, L.P., GTCR Fund VII/A, L.P., GTCR Capital Partners L.P. and GTCR Co-Invest, L.P.
    c/o GTCR Golder Rauner, L.L.C.
    6100 Sears Tower
    Chicago, Illinois 60606-6402
    Attention: Collin E. Roche

    Kirkland & Ellis LLP
    200 East Randolph Drive
    Chicago, Illinois 60601
    Attention: Stephen L. Ritchie, P.C.

    Arent Fox Kintner Plotkin & Kahn, PLLC
    1050 Connecticut Ave., NW
    Washington, DC 20036
    Attention: Jeffrey E. Jordan, Esq.

  If to Executive:

  If to the Investors:

    GTCR Fund VII, L.P., GTCR Fund VII/A, L.P., GTCR Capital Partners, L.P. and GTCR Co-Invest, L.P.
    c/o GTCR Golder Rauner, L.L.C.
    6100 Sears Tower
    Chicago, Illinois 60606-6402
    Attention: Collin E. Roche

    with a copy to:

    Kirkland & Ellis LLP
    200 East Randolph Drive
    Chicago, Illinois 60601
    Attention: Stephen L. Ritchie, P.C.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

        11.    General Provisions.

        (a)   Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Carried Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such

Transfer on its books or treat any purported transferee of such Carried Shares as the owner of such equity for any purpose.

        (b)   Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        (c)   Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        (d)   Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

        (e)   Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, Employer, the Investors and their respective successors and assigns (including subsequent holders of Carried Shares); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Carried Shares hereunder.

        (f)    Choice of Law. The law of the State of Delaware will govern all questions concerning the relative rights of the Company, Employer and their respective stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        (g)   Remedies. Each of the parties to this Agreement (including the Investors) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

        (h)   Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Employer, Executive and the Investors. The right of the Investors under this Section 11(h) shall terminate upon the later of (i) the Investors failing to hold at least 37.5% of the Common Shares owned by the Investors immediately after the consummation of the Company's initial Public Offering and (ii) April 6, 2006.

        (i)    Insurance. The Company, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.

        (j)    Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

        (k)   Indemnification and Reimbursement of Payments on Behalf of Executive. The Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes ("Taxes") imposed with respect to Executive's compensation or other payments from the Company or any of its Subsidiaries or Executive's ownership interest in the Company, including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity. In the event the Company or its Subsidiaries does not make such deductions or withholdings, Executive shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

        (l)    Reasonable Expenses. The Company agrees to pay the reasonable fees and expenses of Executive's counsel arising in connection with the negotiation and execution of this Agreement.

        (m)  Termination. This Agreement (except for the provisions of Sections 6(a) and (b)) shall survive a Separation and shall remain in full force and effect after such Separation.

        (n)   Generally Accepted Accounting Principles; Adjustments of Numbers. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies. All numbers set forth herein which refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of equity.

        (o)   Deemed Transfer of Carried Shares. If the Company (and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Carried Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or any other Person acquiring securities) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

        (p)   No Pledge or Security Interest. The purpose of the Company's retention of Executive's certificates in respect of Unvested Shares and executed security powers is solely to facilitate the repurchase provisions set forth in Section 3 herein and does not constitute a pledge by Executive of, or the granting of a security interest in, the underlying equity.

        (q)   Rights Granted to GTCR and its Affiliates. Any rights granted to GTCR, GTCR Co-Invest and their Affiliates hereunder may also be exercised (in whole or in part) by their designees (which may be Affiliates of GTCR).

*    *    *    *    *

        IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Senior Management Agreement on the date first written above.

TRANSACTION NETWORK SERVICES, INC.
By:

Name:

Its:

TNS, INC.
By:

Name:

Its:

John J. McDonnell, Jr.
Agreed and Accepted:
TNS HOLDINGS, L.L.C.
By:

Name:

Its:

GTCR FUND VII, L.P.
By:	GTCR Partners VII, L.P.
Its:	General Partner
By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner
By:

Name:

	Its:	Principal
SIGNATURE PAGE TO AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT

GTCR FUND VII/A, L.P.
By:	GTCR Partners VII, L.P.
Its:	General Partner
	By:	GTCR Golder Rauner, L.L.C.
	Its:	General Partner
By:

Name:

	Its:	Principal
GTCR CO-INVEST, L.P.
By:	GTCR Co-Invest, L.P.
Its:	General Partner
	By:	GTCR Golder Rauner, L.L.C.
	Its:	General Partner
By:

Name:

	Its:	Principal
GTCR CAPITAL PARTNERS, L.P.
By:	GTCR Mezzanine Partners, L.P.
Its:	General Partner
	By:	GTCR Partners VI, L.P.
	Its:	General Partner
	By:	GTCR Golder Rauner, L.L.C.
	Its:	General Partner
By:

Name:

	Its:	Principal
SIGNATURE PAGE TO AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED, John J. McDonnell, Jr. does hereby sell, assign and transfer unto                        , a                        ,            shares of TNS, Inc., a Delaware corporation (the "Company"), standing in the undersigned's name on the books of the Company represented by Certificate Nos.                         herewith and does hereby irrevocably constitute and appoint each principal of GTCR Golder Rauner, L.L.C. (acting alone or with one or more other such principals) as attorney to transfer the said securities on the books of the Company with full power of substitution in the premises.

Dated:
John J. McDonnell, Jr.

SUMMARY OF EXECUTIVE BENEFITS

        This Summary of Executive Benefits ("Summary") describes certain benefits that Employer will provide to the Executive. The Employer may provide other benefits to the Executive not described in this Summary but which are described in the Employer's Employee Handbook.

        1.     Health Benefits: Executive (including her or his family) is eligible for medical and dental insurance provided through the Employer's agreement with the current health plan provider as described in the Employee Handbook, with premiums being paid by the Employer. In addition, Employer will reimburse Executive up to $300 for health insurance deductibles, plus cover out-of-pocket medical expenses (i.e., medical expenses not covered by the health plan provider) up to $5,000, for a total of $5,300 per year. Finally, the Employer has adopted a self-insured vision care plan for all full-time regular employees. Under this vision care plan, the Employer will reimburse Executive for 100% for one annual eye exam and one pair of glasses or contacts per year for each family member of the Executive covered under the Employer's health plan.

        2.     Life Insurance: The Employer will provide Executive with life insurance benefits equal to an amount one times her or his annual base salary, rounded to the next higher $1,000, to a maximum amount of life benefits of $400,000. Premiums for this coverage are paid by the Employer.

        3.     Leave Benefits: Executive receives a total of One Hundred and Ninety-Two (192) hours of paid leave, which is earned at a rate of 8 hours per pay period. This time can be used for vacation or sick leave. Only Eighty (80) hours of accrued leave may be carried over to the next year. If Executive leaves the Employer, provided that he or she has been employed for at least six months, Executive will be paid for two-thirds of Executive's accrued leave balance. The remaining third is assumed to be sick leave and is not paid to the terminating Executive. Executive also is eligible for Bereavement, Military, and Maternity/Paternity leave as provided in the Employee Handbook.

        4.     Car Allowance: The Employer will provide Executive $1,600 per month as a car allowance. This car allowance will be paid to Executive through the payroll system and will be reported as income on the year-end W-2 form. A request for any tax deduction related to business use of Executive's vehicle will be the sole responsibility of Executive.

        5.     Cellular Phone: Executive is eligible to receive one cellular telephone issued through the Employer's corporate account for use on the Employer's business. The phone will remain the property of the Employer and must be returned upon termination of Executive's employment with the Employer.

        6.     Travel Benefits: Executive will be entitled to reimbursement for the purchase of airline coupons used to upgrade from economy/coach class to first class on domestic air travel, and Executive is authorized to fly business class during international travel. Executive is entitled to reimbursement for the cost of maintaining membership for access to hospitality lounges of no more than two (2) airlines.

QuickLinks

  Exhibit 10.6
FORM OF AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT